UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2025

Power Solutions International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35944	33-0963637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of Principal Executive Offices, and Zip Code)

(630) 350-9400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PSIX	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On July 23, 2025, Kenneth W. Landini sent a letter (the “Letter”) to Jiwen Zhang, the Chairman of the Board of Directors (the “Board”) of Power Solutions International, Inc. (the “Company”), informing Mr. Zhang of Mr. Landini’s resignation from the Board effective July 23, 2025. Mr. Landini was also a member of the Audit Committee of the Board. A copy of the Letter is filed herewith as Exhibit 17.1.

The Board had declined to nominate Mr. Landini for re-election at the 2025 annual meeting of stockholders held on July 24, 2025 (the “2025 Annual Meeting”), and accordingly his service as a director had been scheduled to end at the 2025 Annual Meeting irrespective of his resignation.

Mr. Landini alleges in the Letter that (i) he was not re-nominated due to his insistence on complying with his fiduciary duties, and (ii) a majority of the Board showed a lack of concern with respect to exchange listing obligations and management compensation levels, which could be detrimental to the Company.

The Board has reviewed the Letter and disagrees with the allegations made by Mr. Landini in the Letter.

Mr. Landini has been given an opportunity to review this disclosure, and the Company will file any responses timely received from him as an exhibit to an amendment to this Form 8-K.

(e) On July 24, 2025, the Company amended its 2012 Incentive Compensation Plan (the “Plan Amendment”) to extend the expiration date from May 26, 2026 to May 26, 2028.

The foregoing description of the Plan Amendment is qualified in its entirety by reference to such amendment, which is filed herewith as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 24, 2025, the Company held its 2025 Annual Meeting. All matters submitted for approval by the Company’s stockholders, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 13, 2025, were approved. The number of shares of common stock entitled to vote at the Company’s 2025 Annual Meeting was 23,008,511 representing the number of shares outstanding as of May 30, 2025, the record date for the annual meeting. The voting details follow below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board for a one-year term expiring at the Company’s 2026 Annual Meeting, as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Jiwen Zhang	12,794,283	1,429,433	4,690	3,485,417
Kui Jiang	12,530,475	1,693,347	4,584	3,485,417
Frank P. Simpkins	13,088,068	1,136,469	3,869	3,485,417
Courtney C. Shea	13,536,210	688,356	3,840	3,485,417
Hong He	13,301,018	887,804	39,584	3,485,417
Gengsheng Zhang	12,510,324	1,678,498	39,584	3,485,417
Fuzhang Yu	12,515,608	1,708,214	4,584	3,485,417

Proposal No. 2: Ratification of Appointment of BDO USA, LLP to Serve as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025

The ratification of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, was approved as follows:

FOR	AGAINST	ABSTAIN
15,921,121	1,756,335	36,367

Proposal No. 3: Approval, on an Advisory, Non-binding Basis, of the Compensation of the Company’s Named Executive Officers

The Company’s named executive officer compensation was approved on an advisory, non-binding basis, as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
13,601,665	601,431	25,310	3,485,417

Proposal No. 4: Approval of the amendment of the Amended and Restated 2012 Incentive Compensation Plan to extend the expiration date

To approve the amendment of the Amended and Restated 2012 Incentive Compensation Plan to extend the expiration date, was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
13,541,977	658,400	28,029	3,485,417

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to the 2012 Incentive Compensation Plan.

17.1	Letter from Kenneth W. Landini dated July 23, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Power Solutions International, Inc.

Dated: July 29, 2025	By:	/s/ Xun Li
Xun Li
Chief Financial Officer